Exhibit 99.1

BigCommerce Appoints Gap Inc. Chief Growth Transformation Officer Sally Gilligan and The Container Store CEO Satish Malhotra to its Board of Directors

Accomplished leaders bring extensive ecommerce and digital experience along with strong track records of driving innovation and growth

AUSTIN, Texas, August 1, 2022 – BigCommerce (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced that Gap Inc. Chief Growth Transformation Officer Sally Gilligan and The Container Store Chief Executive Officer Satish Malhotra have joined the BigCommerce Board of Directors.

At Gap Inc., Gilligan leads the Strategic Growth Office, a unit of the company that brings together key functions that unlock sustainable value creation and seeks out opportunities to fuel growth and accelerate new capabilities at Gap Inc. These groups include Corporate Development, New Business Incubation & Launch, Strategy & Operations, Government Affairs and ESG. Gilligan previously served as Gap Inc. CIO, where she led enterprise and ecommerce technology, and prior to that was the company’s head of Product Operations and Supply Chain Strategy. She currently serves on the board of the American Apparel & Footwear Association and as chair of The Gap Foundation.

“BigCommerce leverages their platform and technology to accelerate the growth of established and emerging brands, and I am excited to support them in their global expansion as a board member,” said Gilligan.

Malhotra is the chief executive officer and president of The Container Store Group, Inc., where he leads a global team of over 5,000 employees and is responsible for more than $1 billion in annual sales. Prior to The Container Store, Malhotra held various leadership roles at prestige beauty retailer Sephora Americas, including chief retail officer and chief operating officer. Malhotra spearheaded the launch of the entirety of Sephora’s digital commerce offerings including website, mobile, social and CRM, and oversaw the company’s expansion into Canada and Latin America. In 2020, Malhotra was awarded the Innovation Leadership Award from the World Retail Forum. Malhotra is known for developing and growing new sales channels, solving complex problems with innovative solutions and attracting and developing leadership and talent.

“I am thrilled and honored to join the BigCommerce Board of Directors alongside a seasoned group of leaders. BigCommerce empowers brands of all sizes to grow their business online, which is essential in the face of today’s digital landscape. I look forward to lending my retail and ecommerce experience to aid BigCommerce in their next chapter of growth,” said Malhotra.

“Sally and Satish bring to BigCommerce an extensive and complementary blend of strong leadership and valuable expertise in retail sales and ecommerce,” said BigCommerce CEO Brent Bellm. “Their addition to our Board will help facilitate BigCommerce’s rapidly growing enterprise business and enable our global expansion efforts to continue to thrive. We are excited to leverage their experience and look forward to both Sally’s and Satish’s perspectives and contributions.”

Gilligan and Malhotra were appointed to the vacancies created upon the departure of BigCommerce Board members Steve Murray and Jack McDonald. Steve and Jack, having served since 2018 and 2019, respectively, were transformative directors who helped guide BigCommerce through the early years of BigCommerce as a public company. They are excited for Gilligan and Malhotra to assume these roles on the BigCommerce Board and to see them help grow and scale BigCommerce into a leading global enterprise SaaS ecommerce company.

“I want to personally thank Steve and Jack for their many significant contributions to the growth of BigCommerce,” Bellm said. “Steve was invaluable to BigCommerce during a period of tremendous growth and assisted us in successfully navigating through the challenges of the Covid pandemic. Having founded and taken two companies public, Jack was instrumental in helping us prepare for our initial public offering and provided steady guidance as we transitioned to a public company. Steve and Jack have been vital members of our Board and throughout their tenure have championed a deep belief in our people, customers and mission.”

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 4, 2022 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Media Relations Contact

Brad Hem

PR@BigCommerce.com

Investor Relations Contact

Daniel Lentz

InvestorRelations@BigCommerce.com

(737) 236-2363